Exhibit 10.17

                                LICENSE AGREEMENT

      This is an Agreement made and effective as of 21st day of January, 1998, between INCONTROL, INC., a Delaware corporation (hereinafter referred to as "LICENSOR") and EP MEDSYSTEMS, INC., a New Jersey corporation (hereinafter referred to as "LICENSEE").

                                   WITNESSETH:

      WHEREAS, LICENSOR owns the exclusive rights to a U.S. Patent No. 5,207,219 and foreign counterparts thereof (hereinafter referred to as ("LICENSED TECHNOLOGY");

      WHEREAS, LICENSOR desires to obtain a license from LICENSOR to the LICENSED TECHNOLOGY;

      WHEREAS, LICENSOR desires to grant LICENSEE such a license under the terms and conditions set forth within this Agreement;

      NOW, THEREFORE, in consideration of the following covenants and undertakings, the foregoing premises (incorporated herein) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

      1.01 Licensed Product(s) means external defibrillator(s) for defibrillating the atria of a heart with temporary catheters and/or heart wires for internal defibrillation which is covered in the country of manufacture and/or sale by one or more claims of a patent included in the Licensed Technology.

                                   ARTICLE II

                                Grant of License

      2.01 LICENSOR grants to LICENSEE a worldwide nonexclusive nontransferable license under LICENSED TECHNOLOGY to make, use, have made or sell Licensed Products.

                                   ARTICLE III

                                    Royalties

      3.01 In consideration for the License provided in Section 2.01 above, LICENSEE shall pay to LICENSOR royalties as follows:


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      (1)   A per unit royalty of Two percent (2%) of the sales price or two hundred dollars ($200.00), whichever is greater, for each Licensed Product made by or for LICENSEE and delivered to parties other than LICENSOR.

      3.02 The royalty obligations of Section 3.01 above shall commence on the effective date of this Agreement. However, the per unit royalty obligation for Licensed Products delivered to parties solely for use in the United States shall not commence until such Licensed Products receive product approval from the Food and Drug Administration.

      3.03 For the purposes of computing the royalties referred to in Section 3.01, the year shall be divided into quarters, beginning January 1, April 1, July 1, and October 1 each year. Within thirty (30) days after the end of each quarter, LICENSEE will submit a written report to LICENSOR which sets forth the total sales and numbers of Licensed Products delivered during the preceding quarter. Such information shall be utilized and maintained in confidence by LICENSOR solely for the administration of this Agreement.

      3.04 LICENSEE will remit the full amount of royalties due for such quarter with the written report for that quarter.

      3.05 LICENSEE will keep an account of the number of Licensed Products manufactured over the term of this Agreement. LICENSOR shall have the right to examine the account at reasonable times to be agreed upon by the Parties, not to exceed one (1) time during a calendar year, upon provided LICENSEE with a written request to examine. The sole purpose of the examination shall be to verify the accuracy of the quarterly reports.

                                   ARTICLE IV

                         Warranties and Representations

      4.01 LICENSOR warrants that it is the sole owner of the Licensed
Technology.

      4.02 LICENSOR represents and warrants that it has the right to enter into this Agreement, and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with this Agreement.

                                    ARTICLE V

                              Term and Termination

      5.01 Unless this Agreement is terminated at an earlier date pursuant to
Article 5, this Agreement shall run for the life of the last to expire of the patents included in the Licensed Technology.

      5.02 This Agreement may be terminated by LICENSOR for breach or default by LICENSEE. Such termination shall be effective thirty (30) days after written notice is delivered to LICENSEE unless the breach or default is cured prior to the effective date of termination.


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      5.03 Licensee may terminate this Agreement at any time upon sixty (60)
days prior written notice.

      5.04 Termination of this Agreement for any reason shall not affect the rights of the parties which have accrued prior to the date of termination.

                                   ARTICLE VI

                               More Favored Terms

      6.01 LICENSOR intends that the royalty and related terms of all further licenses granted under the Licensed Technology for manufacture and sale of Licensed Products shall be similar to the terms of this Agreement. LICENSOR will advise LICENSEE as to those royalty and related terms which are different in any such further license agreement whereupon LICENSEE may determine whether such terms are more favorable than those granted herein. LICENSEE shall, at its election, be entitled upon written notice to LICENSOR to have this Agreement amended to substitute the terms of such more favorable license for the terms of this Agreement as of the date upon which such more favorable license shall have become effective. Such amendment shall, as to the royalty, apply only to prospective royalties.

                                   ARTICLE VII

                        General Conditions and Provisions

      7.01 Notices.

            (a) Any notice or submission provided for by this Agreement and any other notice, demand or communication which any party may wish to send to another (hereinafter collectively referred to as the "Notices") shall be in writing and shall be deemed to have been properly given if served by (i) personal delivery or (ii) registered or certified mail, return receipt requested, in a properly sealed envelope, postage prepaid, addressed to the party for whom such Notice is intended, at such party's address as set forth below:

                  If to LICENSEE:

                  Attn: David A. Jenkins
                  EP MedSystems, Inc.
                  100ierli Court - Suite 107
                  Mt. Arlington, NJ 07856
                  (973) 398-2800

                  If to LICENSOR:

                  Attn: Richard O. Gray, Jr.
                  InControl, Inc.
                  6675 185th Avenue, Northeast
                  Redmond, WA 98052-6734
                  (425) 861-9800


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            (b) Any address or name specified above may be changed by a Notice given by the addressee to the other party in accordance with (a) above.

            (c) All notices shall be deemed given and effective as of the date of personal delivery or the date of receipt set forth on the return receipt.

      7.02 Assignment. This Agreement may not be assigned or transferred by LICENSEE.

      7.03 Entire Agreement. This Agreement is intended by the parties as a final and complete expression of their agreement on the subject hereof, and supersedes any and all prior and contemporaneous agreements and understandings. No other agreements, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto.

      7.04 Modification and Waiver. This Agreement may not be modified and none of its terms may be waived, except in writing signed by both parties. A waiver by either party of any default shall not be deemed a waiver of a prior or subsequent default of the same or other provisions of this Agreement. The failure of either party to enforce, or the delay by either party in enforcing, any of its rights, shall not be deemed a continuing waiver or a modification of this Agreement.

      7.05 Severability. If any part of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity of the balance of this Agreement.

      7.06 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington.

      7.07 Arbitration. In the event that either party believes that the other has breached any provision of this Agreement, it shall advise the other of the basis for its belief, and provide it with any available information with respect to the alleged breach. If the parties cannot agree whether this Agreement has been breached and on reasonable damages for any such breach, such disputes shall be settled by arbitration, in accordance with the Center for Public Resources ("CPR") Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall be conducted expeditiously by a sole arbitrator. If the parties cannot agree on an acceptable arbitrator within ten (10) days of the initiation of arbitration, a sole arbitrator shall be selected from the CPR Panel of Neutrals. Any such arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Seattle, Washington. The arbitrator shall conduct a hearing within thirty (30) days of the initiation of arbitration and shall be directed to render a decision without opinion within forty-eight (48) hours of the conclusion of that hearing. The arbitrator shall be empowered to award actual damages to the complaining party if it prevails. The arbitrator shall also be empowered to award reasonable attorneys' fees to the prevailing party.

      7.08 Interpretation. Ambiguities in this Agreement shall not be construed against a party based on that party's drafting of the ambiguous language.


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      7.09 Headings. Section and paragraph titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

      7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      7.11 Patent Enforcement. LICENSOR shall have no obligation to enforce Licensed Technology.

      7.12 Patent Marking. LICENSEE shall mark each Licensed Product with "U.S. Patent No. 5,207,219."


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      IN WITNESS WHEREOF, EP MEDSYSTEMS, INC. and INCONTROL, INC. have caused this instrument to be executed by their duly authorized representative on the date and year first above written.

EP MEDSYSTEMS, INC. (LICENSEE)   INCONTROL, INC. (LICENSOR)


By:  s/ David A. Jenkins         By: s/ Robert A. Garee
     (Signature)                     (Signature)
     Name: David A. Jenkins          Name: Robert A. Garee
     Title: President and CEO        Title: Vice President, Worldwide Operations
     Date: January 27, 1998          Date: January 26, 1998


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